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                                                                      EXHIBIT 10


                      TERMINATION OF EMPLOYMENT AGREEMENT
                              AND GENERAL RELEASE


     This Termination of Employment Agreement and General Release ("Agreement")
                                                                    ---------
is made and entered into by and among WILLIAM P. LOVE, JR. (the "Executive"),
                                                                 ---------
ENCOMPASS MANAGEMENT CO., a Delaware corporation (the "Company"), and ENCOMPASS
                                                       -------
SERVICES CORPORATION, a Texas corporation ("Encompass").
                                            ---------

                                   RECITALS:

     WHEREAS, the Company and/or its predecessors employed the Executive pursuant to the terms of various employment agreements; and

     WHEREAS, the Company most recently employed the Executive pursuant to the terms of that certain Employment Agreement dated as of March 21, 2000, between the Executive, the Company and Encompass (the "Employment Agreement"); and
                                               --------------------

     WHEREAS, the Executive, the Company and Encompass agree that even though the Employment Agreement was not executed by the parties thereto, the Employment Agreement governs the terms of the Executive's employment by the Company and any termination of such employment; and

     WHEREAS, the Executive, the Company and Encompass have reached the following agreement relating to the Executive's employment with the Company and Encompass, and his resignation as an employee, officer and director of the Company and Encompass, and to provide (i) for the resignation from such employment by the Executive, (ii) a severance and certain benefits to the Executive, (iii) a complete mutual release by the Executive, the Company and Encompass of any claims or causes of action the Executive, on the one hand, and the Company and Encompass, on the other hand, might have against one another in connection with the Executive's employment by the Company and Encompass, and
(iv) for such other items as set forth herein;

     NOW, THEREFORE, in consideration of the payments and other consideration set forth below, and the mutual promises and actions contained herein, it is agreed as follows:

                                   AGREEMENT

     1.   Resignation; Termination of any Employment Agreement.  Effective as of
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March 31, 2001 (the "Termination Date"), the Executive will relinquish all
                     ----------------
officer and director positions (other than as a member of the Board of Directors of Encompass), all other titles, and all authorities with respect to the Company, Encompass and all members of the Encompass Group (as defined below) and resign from employment with the Company and Encompass. The Executive shall execute such documents as the Company or Encompass may reasonably request to evidence such resignations. The Executive shall return to the Company or Encompass all Company and Encompass property, including all Confidential Information (as defined below).
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     As used herein, "Encompass Group" means the Company and any entity that
                      ---------------
directly or indirectly controls, is controlled by, or is under common control with the Company, and for purposes of this definition "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

     As used herein, "Confidential Information" includes information conveyed or
                      ------------------------
assigned by the Encompass Group to the Executive or conceived, compiled, created, developed, discovered or obtained by the Executive from and during the Executive's employment relationship with the Company and Encompass, whether solely by the Executive or jointly with others, which concerns the affairs of the Encompass Group and which the Encompass Group could reasonably be expected to desire be held in confidence, or the disclosure of which would likely be embarrassing, detrimental or disadvantageous to the Encompass Group and without limiting the generality of the foregoing, includes information relating to inventions, and the trade secrets, technologies, algorithms, products, services, finances, business plans, marketing plans, legal affairs, supplier lists, client lists, potential clients, business prospects, business opportunities, personnel assignments, contracts and assets of the Encompass Group and information made available to the Encompass Group by other parties under a confidential relationship. Confidential Information, however, shall not include information
(a) which is, at the time in question, in the public domain through no wrongful act of the Executive, (b) which is later disclosed to the Executive by one not under obligations of confidentiality to the Company or Encompass or the Executive, (c) which is required by court or governmental order, law or regulation to be disclosed, or (d) which the Company or Encompass has expressly given the Executive the right to disclose pursuant to written agreement. The Executive may retain in his private possession (i) information that relates directly to his role as a member of the Board of Directors of Encompass or any member of the Encompass Group and (ii) his personal e-mail computer files.


     Effective on the Termination Date, the parties hereto agree that any employment agreement, including, but not limited to, the Employment Agreement, shall terminate and the terms and provisions of this Agreement shall supersede any such agreements, written or otherwise.

     2.   Payments and Benefits.  In connection with the Executive's termination
          ---------------------
and resignation, the Executive shall receive the following:

          (a)  Salary and Benefits.  The Company shall pay the Executive his
               -------------------
     current base salary through the Termination Date.   The last such payment
     shall include any accrued vacation or sick leave time. The Company shall continue any benefits for the Employee through the Termination Date. The Executive shall not receive any bonus payment with respect to his services rendered to the Encompass Group in calendar year 2001.

          (b)  Cash Payment.  Subject to the provisions of and in consideration
               ------------
     of the Executive's agreement to comply with the terms of this Agreement, the Executive will receive a lump sum payment totaling $860,457.97 (the "Cash Payment") payable on or before April 6, 2001 (the "Effective Date").
     -------------                                            --------------
     The parties acknowledge that the payment made pursuant to this

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     subparagraph (b) is consideration for the termination of the Executive's employment and the cancellation of any employment agreement and for the covenants made by the Executive in paragraphs 4 and 10, herein. The Executive agrees that he shall reimburse Encompass for any amount it may be required to pay in respect of any failure to withhold to the extent such amount represents taxes and interest for which the Executive would otherwise be responsible (including his share of FICA taxes), or penalty to the Company.

          (c)  Promissory Note.  The Executive and Building One Mechanical
               ---------------
     Services, Inc., a Delaware corporation and a predecessor to the Company ("Building One"), entered into that certain promissory note dated February
     --------------
     22, 2000 (the "Note"), under which Building One loaned and the Executive
                    ----
     promised to repay the sum of $650,000.00.   The Note and all obligations
     under the Note shall be forgiven on the Effective Date. The parties acknowledge that the forgiveness of the Note pursuant to this subparagraph
     (c) is consideration for the covenants made by the Executive in paragraphs 4 and 10, herein.

          (d)  Allocation of Payments.  The parties agree that Encompass, at
               ----------------------
     Encompass' expense, shall promptly engage a professional services firm to issue an opinion (the "Opinion")on the allocation of the Cash Payment and
                            -------
     the forgiveness of the Note as consideration for (i) the termination of the Executive's employment, (ii) the Executive's covenant in paragraph 4, herein and (iii) the Executive's covenant in paragraph 10, herein. The parties further agree that the Opinion shall be binding and that such allocation shall be carried out as set forth in the Opinion.

          (e)  Health Insurance.  From the Termination Date until the Benefit
               ----------------
     Termination Date (as defined below), Encompass shall pay the Executive $928.30 per month (the monthly premium attributable to the Executive to maintain all health benefits, including, but not limited to, medical insurance, dental insurance, and vision benefits, at a level of coverage and benefits substantially identical to those provided by Encompass to an employee in a comparable management position with Encompass). The Executive shall be responsible for the payment of any applicable taxes attributable to such payments. The "Benefit Termination Date" means the
                                          ------------------------
     earlier of (i) such time as the Executive becomes employed either directly or indirectly by any business entity on a full-time basis and becomes eligible for comparable benefits (taken as a whole) at no cost to the Executive provided by such entity and (ii) March 31, 2003.

          (f)  Life and Disability.  On the Effective Date, Encompass shall pay
               -------------------
     the Executive $4,879.92 (24 times the monthly premiums attributable to the Executive to maintain life and disability insurance at a level of coverage and benefits substantially identical to those provided by Encompass to an employee in a comparable management position with Encompass). The Executive shall be responsible for the payment of any applicable taxes attributable to such payment.

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          (g)  401(k) Benefits. The Executive's right to future contributions to
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     the Company's 401(k) Plan shall terminate as of the Termination Date.  Any payments made under this Agreement shall not be eligible for contribution to the Company's 401(k) Plan. The Executive's participation with regard to past contributions to the Company's 401(k) Plan will continue in accordance with the terms and conditions of such plan.

          (h)  Stock Options. Except as provided below in this Section 2(h), all
               -------------
     terms (including, but not limited to, the number and existence, expiration date, vesting, event of termination and procedure for exercise) of any stock options granted to the Executive by Encompass or its predecessors shall be governed by the provisions of the agreements and plans under which such stock options were granted.

               (i) All stock options granted to the Executive prior to February 22, 2000 will vest upon the Effective Date.

               (ii) The exercise period of each stock option described in
                    Section 2(h)(i) shall expire on March 21, 2002.

All payments made under this Agreement are inclusive of and encompass any and all severance or other termination payments or benefits under any plan, program or policy of the Company and Encompass including, without limitation, any employment agreement and the Employment Agreement.

     3.   Cooperation.  During the Restricted Period (as defined below), the
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Executive shall reasonably cooperate with Encompass, its financial and legal advisors and/or government officials, in any claims, investigations, administrative proceedings, lawsuits, and other legal, internal or business matters, as reasonably requested by Encompass. To the extent the Executive incurs travel or other expenses with respect to such activities, Encompass shall reimburse him for such reasonable expenses documented and approved in accordance with Encompass policy together with such per diem as may be agreed upon by the parties.

     4.   Release by the Executive.  In consideration of the benefits and
          ------------------------
payments provided (in paragraphs 2(b) and (c)) and to be provided by the Company and Encompass herein, and as a material inducement to the Company and Encompass to enter into this Agreement, the Executive hereby releases, acquits and forever discharges the Encompass Group, its owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates, and all persons acting by, through, under or in concert with any of them, from any and all charges, complaints, claims, controversies, demands, rights, disputes and causes of action of any nature whatsoever, known or unknown, asserted or unasserted, accrued or not accrued, arising prior to or existing at the time of the execution of this Agreement, which the Executive may have or claim to have
against any of the persons or entities released regarding any matter.   This
release includes, but is not limited to, any claim or cause of action for discrimination under Title VII of the Civil Rights Act of 1964, the employment laws of any state or municipality, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Age Discrimination in Employment Act, and the Americans With Disabilities Act. This release also includes any other statutory or common law cause of action providing rights for employees against their employers. The Executive further covenants

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not to sue the Encompass Group or file any claim or charge with any agency complaining of the Encompass Group's action with respect to any matter.

     5.   Release by the Encompass Group.  In consideration of the covenants of
          ------------------------------
the Executive contained herein, and as a material inducement to the Executive to enter into this Agreement, the Encompass Group hereby releases, acquits and forever discharges the Executive and his heirs, administrators, executors, and legal representatives and all persons acting by, through, under or in concert with any of them, from any and all charges, complaints, claims, controversies, demands, rights, disputes and causes of action of any nature whatsoever, known or unknown, asserted or unasserted, accrued or not accrued, arising prior to or existing as of the Termination Date, which the Encompass Group may have or claim to have against any of the persons or entities released regarding any matter that arises out of the Executive's employment with the Company and/or Encompass. The Encompass Group further covenants not to sue the Executive or file any claim or charge with any agency with respect to the Executive's employment with the Company and/or Encompass.

     6.   Tax Payments, Withholdings and Reporting.  The Executive recognizes
          ----------------------------------------
that the payments and benefits provided under this Agreement including without limitation those provided pursuant to Section 2 may result in taxable income to him which Encompass will report to the appropriate taxing authorities.
Encompass shall have the right to deduct from any payment made under this Agreement to the Executive, any business entity controlled by him or any other person or entity, any federal, state, local or foreign income, employment or other taxes it determines are required by law to be withheld with respect to such payments or benefits provided thereunder or to require payment from the Executive, which he agrees to pay upon demand, for the purpose of satisfying any such withholding requirement.

     7.   Non-Compliance.  All foregoing payments and benefits, provided
          --------------
hereunder pursuant to Section 2, are conditioned upon the Executive's compliance with the provisions of Sections 9 and 10 hereof. Each of the aforementioned provisions are material terms of this Agreement, and in the event of any violation of any such provisions of this Agreement by the Executive or anyone acting at Executive's direction, or in the event the Executive or anyone acting at his direction shall, following the Termination Date, substantially denigrate any of the persons or entities released under Section 4 above, including without limitation by way of the expression to news media of personal views, opinions or judgments, Encompass and the Company shall be entitled to withhold and terminate all aforementioned payments and benefits provided or to be provided in Section 2, or to recoup such payments or benefits, without waiving the right to pursue any other available legal or equitable remedies. The provisions of this Section 7 shall be not applicable to any truthful statement required to be made by the Executive in any legal proceeding or government or regulatory investigation.

     8.   No Admission.  This Agreement shall not in any way be construed as an
          ------------
admission by the Company or Encompass of any act of discrimination or other unlawful act whatsoever against the Executive or any other person, and the Company and Encompass specifically disclaim any liability to or discrimination against the Executive or any other person on the part of the Company and Encompass, their employees or agents.

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     9.   Confidentiality.  The Executive and the Encompass Group agree that the
          ---------------
terms of the Agreement shall be confidential. The Executive shall not disclose or cause to be disclosed the terms of this Agreement except (a) to employees of the Encompass Group to the limited extent necessary to perform the terms of this Agreement, (b) as may be necessary (i) in filing tax returns or SEC filings,
(ii) in connection with enforcing the terms and conditions of this Agreement in a court of law as provided herein, (iii) in response to a valid subpoena or other lawful process, or (iv) except as otherwise required by applicable law and
(c) to the Executive=s or the Encompass Group's respective counsel and accountants. In the event that either party breaches this non-disclosure, the other party will be entitled to injunctive relief to obtain specific performance of this provision and will be entitled to recover its costs and attorneys' fees.

     10.  Non-Compete.
          -----------

          (a) For the considerations specified in this Agreement (in paragraphs 2(b) and (c)) and in the Employment Agreement and in recognition that the covenant by the Executive to not compete with the Encompass Group was and is a material inducement to the Company and Encompass to enter into and perform the Employment Agreement and this Agreement, the Executive agrees that during the Restricted Period (as defined below), the Executive will not engage in or carry on, directly or indirectly, either for himself or as a member of a partnership or as a shareholder, investor, owner, officer or director of a company or other entity, or as an employee, agent, associate, independent contractor or consultant of any person, partnership, corporation or other entity, any business in any State of the United States that directly competes with any services or products produced, sold, conducted, developed, or in the process of development by any company in the Encompass Group as of the Termination Date.

          (b) Notwithstanding the foregoing, the Executive shall be permitted to engage in the ownership of less than one percent of any class of securities of a publicly-held company whose gross assets exceed $100,000,000.00

          (c) For the Restricted Period, the Executive will not solicit for hire, directly or indirectly, any employees of the Encompass Group who were employed by the Encompass Group at any time during the period January 1, 2001, through the Termination Date, or who become employed by the Encompass Group after the Termination Date; provided, however, that the restrictions set forth in this subparagraph 10(c) shall not apply to the Executive in the case of an employee or former employee of the Encompass Group who leaves or who has left the employ of the Encompass Group without the direct or indirect influence of the Executive

          (d) The Executive acknowledges that the limitations set forth herein on his rights to compete with the Encompass Group are reasonable and necessary for the protection of the Encompass Group. In this regard, the Executive specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on his activities specified herein, are reasonable and necessary for the protection of the Encompass Group.

          (e) In the event that there shall be any violation of the covenant not to compete set forth in this Section 10, then the time limitation thereof shall be extended for a period of time

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

     equal to the period of time during which such violation continues; and in the event the Encompass Group is required to seek relief from such violation in any court, board of arbitration or other tribunal, and the Encompass Group prevails, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including all appeals.

          (f) The Executive agrees that the remedy at law for any breach by the Executive of this Section 10 will be inadequate and that the Encompass Group shall also be entitled to injunctive relief.

     The term "Restricted Period" as used herein shall mean a period of two (2)
               -----------------
years following the Termination Date.

     11.  Certain Equipment.  The Executive shall be entitled to retain his
          -----------------
cell phone, cell phone number, personal artwork in the Executive's office and the computer equipment (including upgrades) located at the Executive's residence. The Executive shall return to the Company all items owned by the Company, including, but not limited to, the laptop computer and Blackberry.

     12.  Miscellaneous Provisions.
          ------------------------

          (a)  No Assignment.  The Executive represents that he has not
               -------------
     transferred or assigned, or purported to assign or transfer, to any person or entity any claim involving the Encompass Group or any portion thereof or interest therein. Any assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement shall extend to, be binding upon, and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

          (b)  Severance.  If any provision of this Agreement is or may be held
               ---------
     by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby, and such illegal or invalid part, term or provision shall be deemed not to be part of this Agreement. The remaining provisions shall nevertheless survive and continue in full force and effect without being invalidated in any way.

          (c)  Entire Agreement.  This Agreement sets forth the entire agreement
               ----------------
     between the parties and there are no other agreements or understandings other than those set out in this Agreement.

          (d)  Governing Law.  This Agreement shall in all respects be
               -------------
     interpreted, enforced and governed under the laws of the State of Texas, and shall in all cases be construed as a whole (according to its fair meaning, and not strictly for or against any of the parties).

          (e)  Counterparts.  This Agreement may be executed in counterparts,
               ------------
     each of which shall be construed as an original for all purposes, but all of which taken together shall constitute one and the same Agreement.

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

     13.  Separate Counsel.  The Executive is advised by the Company and
          ----------------
Encompass that before he signs this Agreement he should consult with an attorney, and the Executive acknowledges that he has had the opportunity to consult with counsel of his choice. The parties represent and warrant that they have satisfied themselves that they fully understand the terms of this Agreement and knowingly and voluntarily enter into this Agreement.

     14.  21 Days to Sign; 7-Day Revocation Period.  The Executive understands
          ----------------------------------------
that he may take up to 21 calendar days from the date of the Agreement to consider this Agreement before signing it. Fully understanding the Executive's rights to take 21 days to consider signing this Agreement, and after having sufficient time to consider the Executive's options, the Executive hereby waives his right to take the full 21 day period. The Executive further understands that he may revoke this Agreement at any time during the seven days after signing it, and that this Agreement shall not become effective until the seven day revocation period has passed.

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

     SIGNED this 30th day of March, 2001.


                                        /s/ WILLIAM P. LOVE, JR.
                                        __________________________________
                                        WILLIAM P. LOVE, JR.


                                        ENCOMPASS MANAGEMENT CO.

                                        By: /s/ GRAY H. MUZZY
                                            _____________________________
                                        Name:  Gray H. Muzzy
                                             ___________________________
                                        Title:  Sr. Vice President
                                              __________________________


                                        ENCOMPASS SERVICES CORPORATION

                                        By: /s/ GRAY H. MUZZY
                                           _____________________________
                                        Name:  Gray H. Muzzy
                                              _____________________________
                                        Title:  Sr. Vice President
                                              _____________________________

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

THE STATE OF KANSAS

COUNTY OF JOHNSON


     Before me, a Notary Public, on this day personally appeared William P. Love, Jr. known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     Given under my hand and seal of office this 30th day of March, 2001.


                                        /s/ ANN M. LILAK
                                        ________________________________
                                        Notary Public



THE STATE OF TEXAS

COUNTY OF HARRIS

     Before me, a Notary Public, on this day personally appeared
Gray H. Muzzy, Sr. Vice President of Encompass Management Co., a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, on behalf of said corporation.

     Given under my hand and seal of office this 2nd day of April, 2001.


                                        /s/ DIANE L. BAILEY
                                        _______________________________
                                        Notary Public

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THE STATE OF TEXAS

COUNTY OF HARRIS

     Before me, a Notary Public, on this day personally appeared
Gray H. Muzzy, Sr. Vice President of Encompass Services Corporation, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, on behalf of said corporation.

     Given under my hand and seal of office this 2nd day of April, 2001.


                                        /s/ DIANE L. BAILEY
                                        _______________________________
                                        Notary Public